[***]CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.7

COMMERCIAL SUPPLY AND LICENSE AGREEMENT

This COMMERCIAL SUPPLY AND LICENSE AGREEMENT (this “Agreement”), is entered into as of      day of January, 2007 (“Effective Date”) by and between

NeurogesX Inc., a California corporation with its principal place of business at San Carlos Business Park, 981F Industrial Road, San Carlos, CA 94070, USA (“NeurogesX”)

and

LTS Lohmann Therapie-Systeme AG, a company existing under the laws of Germany and having its head office at Lohmannstraße 2, D-56626 Andernach, Germany (“LTS”).

Each of NeurogesX and LTS shall be a “Party,” and together shall be referred to as the “Parties.”

RECITALS

WHEREAS, NeurogesX and LTS have previously entered into a Memorandum of Understanding dated May 29, 2001 (“MOU”) and a Clinical Supply, Development and License Agreement dated January 15, 2004 (“Clinical Supply Agreement”), pursuant to which the Parties cooperated on the development of a Patch (as defined below) and LTS supplied Patches to NeurogesX for clinical trial purposes;

WHEREAS, NeurogesX is in the process of seeking Marketing Approval (as herein defined) for and desires to commercialize the Patch, by itself or with its Sublicensees;

WHEREAS, LTS is in the business of, and possesses the knowledge, technology, expertise and capacity, for manufacturing commercial supplies of transdermal products, including, but not limited to the Patch; and

WHEREAS, NeurogesX desires to engage LTS to exclusively manufacture and supply NeurogesX’s requirements for the Patch, and LTS desires to exclusively manufacture and supply such requirements for NeurogesX, in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound thereby, NeurogesX and LTS agree as follows:

AGREEMENT

ARTICLE 1

DEFINITIONS

As used herein, the following terms will have the meanings set forth below:

1.1 “Active Ingredient” means the active pharmaceutical ingredient capsaicin meeting the Specifications therefor. The specifications for the Active Ingredient as of the Effective Date are attached as Exhibit D hereto.

1.2 “Affiliates” of an entity means the other entities that control, are under common control or are controlled by the subject entity. For purposes of this definition, an entity shall be regarded as in control of another entity if it owns or controls fifty percent (50%) or more of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

1.3 “Batch Size” means the quantity of Patches produced from a [***] production run as established in accordance with Section 2.4(a).

1.4 “Blocking Patent” means an issued patent or similar intellectual property right (e.g., utility model) of a third party, not licensed to either Party, which would in the reasonable opinion of a Party’s counsel be infringed by (a) the manufacture or sale of the Patch by the Parties in accordance with the terms of this Agreement, or (b) any or all uses of the Patch, in a particular jurisdiction.

1.5 “Calendar Quarter” shall mean the calendar quarters of the year beginning first of January, April, July and October.

1.6 “Commercialization Patents” means patents anywhere in the world owned or Controlled by LTS covering or claiming any subject matter which is incorporated into, or utilized as part of the operation of, the Patches, any method of use of the Patches, or otherwise which is necessary for the sale, distribution, marketing and/or commercialization of the Patches supplied to NeurogesX hereunder, including but not limited to the patents listed in Exhibit H.

1.7 “Control” means, with respect to any patent or other intellectual property right, the possession at any time during the term of this Agreement of the right or power of a Party to grant licenses under such patent or other intellectual property right within the scope set forth herein without violating the terms of any of such Party’s agreements with non-Affiliate third parties.

1.8 “Current GMP,” or “cGMP” means then current Good Manufacturing Practices promulgated by the United States Food & Drug Administration (FDA) and its counterpart governmental agencies in the Territory outside the United States, in the form of laws, regulations or guidance documents, including those practices and standards set forth in Current Good Manufacturing Practice Regulations of the US Code of Federal Regulations Title 21 (21 CFR §§210 and 211) in relation to the production of pharmaceutical products and those practices and standards provided for (as amended from time to time) in the European Community Directive 91/356/EEC, as interpreted by the ICH Harmonized Tripartite Guideline, and any arrangements, additions or clarifications agreed from time to time between the Parties.

1.9 “Defect” or “Defective” when applied to Patches means the failure of such Patches to meet the warranty set forth in Section 8.2.

1.10 “Ex Works” shall have the meaning as set forth in the Incoterms 2000.

1.11 “Facility” means LTS’ cGMP manufacturing facility for the Patches located at [***]. In the event the Parties qualify a second source for the Patches pursuant to Section 4.5 below, then the term “Facility” shall also mean LTS’ cGMP manufacturing facility for such second source.

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1.12 “Field” has the meaning as set forth in Section 6.3.

1.13 “Kit” means the commercial product form sold by NeurogesX, its Affiliates or Sublicensees of which the Patch(es) is a component.

1.14 “Launch Team” has the meaning as set forth in Section 4.1.

1.15 “Manufacturing Cost” shall mean the [***], in each case incurred by LTS during and allocable to the manufacture of Patches hereunder, and [***] incurred by LTS in implementing new GMP requirements requested by NeurogesX hereunder, which are not otherwise paid for or reimbursed by NeurogesX, all calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) or its equivalent in Germany.

1.16 “Marketing Approval” means all approvals, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacturing, use, storage, import, transport and sale of Patches in a regulatory jurisdiction.

1.17 “Maximum Capacity” means NeurogesX’s forecast of the maximum quantities of Patches that NeurogesX may require be supplied from LTS by NeurogesX, its Affiliates or Sublicensees, per year of the term of this Agreement, as set forth on Exhibit G hereto. Such forecast may be amended from time to time in accordance with Section 3.4(d). It is understood that the Maximum Capacity is not a commitment by NeurogesX to purchase such amounts from LTS hereunder

1.18 “Net Sales” means the [***] sold by NeurogesX, its Affiliates or Sublicensees to a non-Affiliate third party in bona-fide, arms-length transactions, after deducting (to the extent actually incurred and to the extent not already deducted in the amount invoiced) (a) [***] determined in accordance with GAAP (as defined in Section 1.15), consistently applied.

If mutually agreed in writing by the Parties, some or all such items may be [***] and subsequently adjusted. The Parties agree that items (b) and (f) above may be [***] and subsequently adjusted as part of customary practice in accordance with GAAP. If a Kit is sold for consideration other than solely cash, the value of such other consideration attributable to the sale of the Kit shall be included in calculating Net Sales. In the event Kit is sold among NeurogesX and its Affiliates or Sublicensees for resale, Net Sales shall include the amounts invoiced by such entities to third parties on the resale, but not the amounts invoiced among such entities prior to the resale. Net Sales shall not include any sales of Kits as [***] NeurogesX, its Affiliates or Sublicensees.

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1.19 “Patch” or “Patches” means the TTS containing the Active Ingredient developed by the Parties under the MOU and the Clinical Supply Agreement.

1.20 “Patch Regulatory Information” means any and all information in the possession of LTS relating to the Patches, as reasonably necessary for NeurogesX’s, its Affiliates’ and Sublicensees’ efforts to file for, obtain or maintain Marketing Approvals for the Patch in any regulatory jurisdiction, including without limitation (a) such information as is required for the Chemistry, Manufacturing and Controls (CMC) section of an Investigational New Drug application (IND) or New Drug Application (NDA) for the Patches, (b) all data regarding stability, storage conditions and shelf life of Patches, and (c) all data reasonably required to qualify a manufacturing facility for the Patches under Regulatory Requirements or demonstrate compliance with cGMP.

1.21 “Quality Assurance Agreement” means the then-current quality assurance procedures as mutually agreed upon by the Parties in writing. The template of Quality Assurance Agreement as of the Effective Date is attached as Exhibit E. The Parties agree that the commercial supply of Patches by LTS hereunder is subject to the Parties entering into a Quality Assurance Agreement, which the Parties shall use good faith efforts to conclude at least three (3) months prior to the first delivery of Patches by LTS hereunder. Thereafter, the Parties shall update the Quality Assurance Agreement from time to time to reflect best practice at such time.

1.22 “Raw Materials” means the Active Ingredient, excipients, components, labels, primary packaging material and shipping containers, necessary for the manufacturing, processing and primary packaging of the Patch as set forth in the master batch record for the Patch.

1.23 “Reasonable Commercial Efforts” of a Party means [***].

1.24 “Regulatory Requirements” means all laws, regulations and other legal requirements applicable to the manufacture of Patches or components thereof, including without limitation cGMP, FDA regulations, ICH guidelines, any applicable local laws and regulations in the place of manufacture, storage and handling, and any requirements set forth in any IND, NDA, applications for Marketing Approval and other regulatory filings or approvals for the Patches in the Territory.

1.25 “Specifications” means the specifications for the Patch (including the components thereof) as set forth in the Marketing Approval for the Patch, as amended, clarified or supplemented from time to time upon mutual agreement of the Parties in writing. The Specifications for the Patch as of the Effective Date is attached as Exhibit C. For clarity, in the event there are different Specifications set forth in the Marketing Approvals for different countries, the applicable Specifications shall be as set forth in the Marketing Approval for the country identified by NeurogesX or its designee on the purchase order for the Patch.

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1.26 “Sublicensees” means a non-Affiliate third party to whom NeurogesX has granted (i) the right to market and sell Patches purchased from LTS under this Agreement, provided that such third party has [***] responsibility for and has the right to [***] the marketing and promotion of such Patches in its distribution territory and the right to [***] of such Patches for its own account, or (ii) the right to make (to the extent NeurogesX has the right to do so pursuant to Section 6.4 below) and sell a Patch, with respect to Patches that are manufactured and then sold by such third party pursuant to the license set forth in Section 6.4 below. For the [***], wholesalers, distributors or specialty distributors, but shall include [***] of NeurogesX for the Patches

1.27 “Territory” means the [***]. In addition, the Territory may be extended by NeurogesX to include additional countries and/or regulatory jurisdictions in accordance with Section 3.4(c) below.

1.28 “Transfer Price” has the meaning as set forth in Section 5.1 below.

1.29 “TTS” means transdermal therapeutic patches, including but not limited to liquid reservoir patches, microreservoir patches, monolithic layer patches, or other patch products for delivering drugs topically.

1.30 “VR1-Ligand” means any compound that bind to the vanilloid receptor subtype 1, as further described in Exhibit B. The Parties may amend Exhibit B from time to time upon mutual written agreement.

ARTICLE 2

SUPPLY OF PATCHES

2.1 Supply of NeurogesX’s Requirements.

(a) Commercial Requirements. Subject to the terms and conditions of this Agreement, LTS shall manufacture and supply NeurogesX with all of NeurogesX’s commercial requirements for Patches worldwide up to the Maximum Capacity for each year, and shall use [***] to manufacture and supply NeurogesX with any of NeurogesX’s commercial requirements exceeding the Maximum Capacity for each year. Subject to the terms and conditions of this Agreement, NeurogesX shall purchase all of its commercial requirements for Patches worldwide from LTS.

(b) Sublicensees. To the extent NeurogesX authorizes a Sublicensee to purchase directly from LTS, LTS agrees to supply the commercial requirements for Patches of such Sublicensee subject to the Maximum Capacity in accordance with this Agreement, in the manner authorized by NeurogesX.

(c) Clinical Supplies. NeurogesX and its designees may continue to purchase units of Patches for clinical trial purposes under the Clinical Supply Agreement, provided that such units shall be designated as clinical supplies at the time of order. Unless otherwise designated, all

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orders for Patches submitted by NeurogesX and its designees after the First Forecast provided under Section 2.2 below shall be deemed orders for Patches under this Agreement. To the extent LTS becomes aware that any Raw Materials or works-in-progress procured or made under this Agreement may be used to reduce the cost or price of units of Patches ordered under the Clinical Supply Agreement, LTS shall notify NeurogesX and the Parties shall negotiate in good faith to so use such Raw Materials and works-in-progress and correspondingly reduce the price to NeurogesX of such units under the Clinical Supply Agreement. It is understood that this Section 2.1(c) is not intended to prevent NeurogesX from using any supplies of Patches in its inventory that may have been purchased under this Agreement, for clinical trial purposes, provided however, that NeurogesX shall act in accordance with all applicable laws and regulations.

2.2 First Forecast NeurogesX will provide LTS with a written forecast of the number of Patches which will be required to be delivered during the first year following the first projected delivery hereunder (the “First Forecast”), at least [***] prior to the beginning of the Calendar Quarter in which the first delivery of Patches by LTS is projected to occur. This First Forecast shall contain an estimate of the number of Patches required to be delivered, on a monthly basis, for such Calendar Quarter and the [***] three (3) Calendar Quarters. It is understood that only the first Calendar Quarter of the First Forecast shall be binding on the Parties, and the subsequent Calendar Quarters in the First Forecast shall be non-binding for both Parties. NeurogesX agrees that the first Calendar Quarter in the first Rolling Forecast (as defined below) shall specify the same quantities as specified in the first Calendar Quarter in the First Forecast.

2.3 Rolling Forecast. Each subsequent written forecast (each a “Rolling Forecast”) shall update the prior forecast, and will be provided by NeurogesX [***] prior to the beginning of each Calendar Quarter in which Patches are required to be delivered. Each Rolling Forecast shall include an estimate of requirements on a monthly basis for such Calendar Quarter and the [***] three (3) Calendar Quarters, so that estimates for a rolling one (1) year period are always provided. The Parties agree that only the first Calendar Quarter in each Rolling Forecast shall be binding on the Parties, as set forth in Section 2.4 below (quantities set forth in such first Calendar Quarter, the “Binding Quantities”). The quantities forecasted for subsequent Calendar Quarters in such forecasts shall be non-binding for both Parties

2.4 Purchase Orders.

(a) Orders. NeurogesX shall place orders for quantities of Patches, on a [***] basis, [***] days before the month in which delivery of such Patches is requested (the “Delivery Month”). For example, [***]. Each order shall specify the requested delivery date(s) within the Delivery Month, the shipping destination(s) and any shipping instructions. Unless otherwise agreed, the quantities specified in each order shall be a [***] of the Batch Size. NeurogesX shall ensure that such orders, aggregated on a Calendar Quarter basis, specify a quantity of Patches to be delivered in such Calendar Quarter that is at least [***] of the Binding Quantities for such Calendar Quarter. The Parties agree to use good faith efforts to establish the Batch Size by mutual written agreement after manufacture of the first [***] batches of Product based on actual batch sizes for production hereunder; provided unfit such time the Batch Size for purposes of this Agreement shall be deemed to be the Theoretical Batch Size set forth in Exhibit A.

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(b) Acceptance. LTS shall accept and fill all orders from NeurogesX for quantities of Product, subject to the terms and conditions of this Agreement, provided that LTS shall not be obligated to accept orders to the extent the quantity for delivery in a particular Calendar Quarter exceeds [***] of the Binding Quantities for such Calendar Quarter. In addition, the exact delivery dates within the Delivery Month shall be subject to acceptance by LTS, which acceptance shall not be unreasonably withheld. In the event LTS does not accept a delivery date requested by NeurogesX, the Parties shall mutually agree to a delivery date which is as close as reasonable to the delivery date requested by NeurogesX (but not more than [***] weeks before or after the requested delivery date). Any objection to the delivery date or the quantities or other aspects of an order must be submitted by LTS within [***] days of receipt of the order from NeurogesX, or such order shall be deemed fully accepted. After acceptance of an order, such order shall be deemed a “Firm Order,” and the accepted or agreed delivery date, the “Scheduled Delivery Date”.

(c) Excess Quantities. LTS shall use [***] to accept and fill orders for any quantities of Patches for delivery in a Calendar Quarter exceeding [***] of the Binding Quantities for such Calendar Quarter, on the requested delivery dates (“Excess Orders”). In the event LTS is unable to accept or fill any Excess Orders despite using [***], LTS shall notify NeurogesX as soon as practicable, and such inability shall not be deemed a material breach of this Agreement entitling NeurogesX to terminate this Agreement nor a Failure Event under Section 6.4 below. LTS shall provide NeurogesX a Scheduled Delivery Date for Excess Orders within [***] days after receiving an Excess Order.

2.5 Packaging. Patches shall be shipped packaged in containers in accordance with the Quality Assurance Agreement, Exhibit E or as otherwise agreed by the Parties hereto in writing. Each such container shall be individually labeled with a description of its contents, including the manufacturer lot number, quantity of Patches, and the date of manufacture.

2.6 Delivery. Subject to the terms and conditions of this Agreement, including Section 2.8 below, LTS shall deliver quantities of Patches [***] on the Scheduled Delivery Dates. All Patches for delivery will be placed at the disposal of NeurogesX or its designee at the relevant LTS manufacturing Facility. Title and risk of loss, delay or damage to the Patches in transit shall pass to NeurogesX [***]. Unless NeurogesX requests otherwise, all Patches shall be packed for shipment and storage fit for the respective way of transportation and in compliance with any requirements set forth in the Quality Assurance Agreement. In the event NeurogesX has any special freight packaging or shipping instructions, it shall notify LTS and LTS will use [***] to comply with any such instructions. All costs associated with such instructions shall be borne by [***]. [***] shall bear all costs of freight, shipping and insurance as well as indirect taxes, including import, customs, excise and sales taxes but not income taxes related to the sale and purchase of Patches hereunder.

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2.7 Refusal to Supply. LTS, after good faith consultation with NeurogesX for at least [***] days, may refuse to supply Patches in a particular country, if LTS can reasonably demonstrate by evidence prepared or corroborated by an expert (recognized in the industry and having substantial experience in matters of public safety and toxicollogy) that the proper sale, distribution and use of the Patch hereunder is likely to unreasonably endanger the public health.

2.8 Invoicing; Payment. LTS shall submit an invoice to NeurogesX upon shipment of the Patches ordered by NeurogesX hereunder. All invoices shall be sent to the address specified in the purchase order, and each such invoice shall state the aggregate and unit Transfer Price for Patches in a given shipment, plus any insurance, taxes or other costs incident to the purchase or shipment initially paid by LTS but to be borne by NeurogesX hereunder.

2.9 Late delivery. For purpose of this Agreement, delivery within [***] business days before or [***] business days after the Scheduled Delivery Date shall be deemed meeting such delivery date; provided that it is understood LTS is only obligated to employ Reasonable Commercial Efforts to meet the requested delivery dates for Excess Orders. In the event that LTS does not deliver the ordered Patches within such a seven (7) business day window (i.e. [***] days before or [***] days after), then NeurogesX shall, as its sole remedy for LTS being late with its delivery of Patches within the time periods set forth in clause (a) and (b) below, have the right to reduce its payment of the Transfer Price for such Patches by: (a) [***] if NeurogesX receives the Patches between [***] days and [***] days after the Scheduled Delivery Date; or (b) [***] if NeurogesX receives the Patches later than [***] days after the Scheduled Delivery Date. In the event NeurogesX does not receive the Patches within [***] days after the Scheduled Delivery Date, then in addition to reduction of payment of the Transfer Price set forth in clause (b) above, NeurogesX shall be entitled to deem such delivery as having been ordered but never made, for purposes of determining a Failure to Supply under Section 6.4(a) below. For the purpose of this Section 2.9, a “business day” shall exclude a weekend day or a public holiday in Germany or regional legal holiday at the Facility where the Patch is manufactured and those days where LTS is closed down in the regular course of business, e.g. between Christmas and New Year.

2.10 Correct Quantities. In the event LTS delivers at least [***] of the order and not more than [***], LTS shall be deemed to have delivered the ordered quantities of Patches. It is understood that NeurogesX shall however only pay for the Patches it actually received, but not more than [***] of the applicable order, and only the actual number of Patches ordered and received shall be used to determine whether or not LTS has supplied [***] as the case may be, of the Binding Quantities under Section 6.4(a)(i)(1) below.

2.11 Letter of Credit. In the event NeurogesX has not paid the Transfer Price for [***] shipment of Patches, which payment is not disputed by NeurogesX and is overdue for [***] or more days, and such failure to pay adds to a total amount of [***] or more, then upon LTS’ reasonable request, NeurogesX shall cause to be delivered to LTS a confirmed letter of credit from an international bank (reasonably acceptable to LTS) at that point in time to secure its obligations hereunder to pay the Transfer Price for any subsequent order of Patches, on terms and conditions reasonable and customary for such arrangements. NeurogesX shall maintain such letter of credit in effect until it has paid such outstanding overdue amount for the Transfer Prices.

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2.12 Cancellation. Subject to the reimbursement set forth in Sections 2.14(a) and 2.14(b) below, it is understood and agreed that NeurogesX may cancel an outstanding order by so notifying LTS in writing, provided LTS receives such notification at least [***] days prior to the Scheduled Delivery Date, and provided further that no more than one Firm Order shall be cancelled by NeurogesX during a consecutive [***] month period unless otherwise mutually agreed.

2.13 Artwork and Text. The artwork and text required to be printed on the primary Patch packaging and reasonably approved by LTS as to technical feasibility shall be furnished to LTS by NeurogesX or its licensees as soon as reasonably practicable within [***] months prior to the first delivery of Patches hereunder, it being understood that LTS shall not be liable (including but not limited to the remedies foreseen pursuant to Section 6.4 hereof) for any complications or delivery failures resulting from delays in the delivery of artwork and text by NeurogesX (or its designee).

Any change to the artwork and text of the primary Patch packaging reasonably requested by NeurogesX or its Sublicensees or required by any regulatory authority shall be communicated by NeurogesX to LTS in writing together with suitable samples of the revised artwork or text no later than [***] months prior to the first delivery of Patches with such new primary Patch packaging. NeurogesX shall reimburse LTS for any packaging materials that can no longer be used as a result of any such change up to a maximum of [***] months inventory of such materials. Provided that NeurogesX shall communicate such changes in the artwork and LTS has given its reasonable consent to such changes with a lead time of not less than [***] days, such changes shall not affect or modify the lead times for the supplies pursuant to Section 2.4.

2.14 Raw Materials. All Raw Materials, other than the Active Ingredient, to be used in the manufacture of the Patch shall be purchased by [***] at its own expense. LTS shall be responsible for testing and releasing all such Raw Materials in accordance with the Specifications, the Quality Assurance Agreement and all Regulatory Requirements.

In the event [***] orders or purchases appropriate quantities of Raw Materials in order to be able to supply the Patches as forecasted in the most current [***] month period in the Rolling Forecast, as defined in Section 2.3, and has paid or has incurred a non-cancelable commitment to pay for such Raw Materials, and (A) [***] (i) cancels such orders pursuant to Section 2.12; (ii) changes the forecasted quantities subject to the terms of this Agreement; or (iii) does not place orders in the amounts forecasted in such [***] month forecast; or (B) the Specifications or the artwork has changed after the Raw Materials have been purchased or ordered, then:

(a) such Raw Materials and any works-in-progress may, in a manner to be reasonably agreed between LTS and NeurogesX, be kept in storage by LTS for future production of the Patches hereunder, provided that NeurogesX shall reimburse LTS for all costs and expenses associated with such storage; or

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(b) in the event such storage is not practicable or such Raw Materials become obsolete or unusable due to one or more of the events specified under (i) – (iv) above or the Parties do not agree on the manner or compensation for such storage, NeurogesX shall reimburse LTS for all documented out-of-pocket costs and expenses incurred by LTS for such Raw Materials (other than the Active Ingredient) and those reasonable costs and expenses incurred by LTS to produce the works-in-progress, which in each case, cannot be used by LTS for manufacturing Patches and cannot be used by LTS in the manufacture of products for its other clients. NeurogesX may then, at its option upon prior written notice to LTS, take ownership of such Raw Materials and works-in-progress, it being understood that any costs and expenses for transport shall be borne by [***]. If NeurogesX does not exercise such option, LTS will destroy such Raw Materials and works-in-progress, it being understood that NeurogesX shall pay any reasonable costs and expenses for destroying such Raw Materials and works-in- progress.

2.15 Active Ingredient. Notwithstanding anything herein to the contrary, LTS’ obligations to supply Patches hereunder is subject to and conditioned upon NeurogesX making available to LTS appropriate quantities of the Active Ingredient. Accordingly, NeurogesX shall provide LTS with the amounts of the Active Ingredient that LTS reasonably (on the basis of the then current First Forecast or Rolling Forecast) notifies NeurogesX (with a lead time of at least [***] months) that LTS will require to fulfill its supply obligations hereunder. LTS shall be responsible for conducting only identity testing of the Active Ingredient. LTS shall use all quantities of Active Ingredient provided hereunder for the [***] purpose of producing Patches ordered by NeurogesX hereunder.

(a) Wastage. LTS agrees to minimize the wastage of the Active Ingredient involved in the production of Patch hereunder and to maximize Patch yields, and will regularly report to and consult with NeurogesX regarding its Active Ingredient / Patch yields, and its efforts to improve such yields. Without limiting the foregoing, promptly after [***] months from the [***] month in which Patches are delivered hereunder, or after manufacture of at least * full batches of Patches, [***], the Parties agree to establish a minimum yield level for Active Ingredient / Patch based on the yield levels during such [***] month period, or after manufacture of [***] full batches of Patches, which ever comes later, (the “Minimum Yield Level”).

(b) Safety Stock. As requested by NeurogesX from time to time and at NeurogesX’s cost (in accordance with a budget agreed upon by the Parties in advance), LTS shall procure and maintain an additional quantity of Active Ingredient and other Raw Materials as a safety stock for its production of Patches hereunder (“Safety Stock”) subject to LTS’ available storage capacity. LTS shall [***] report to NeurogesX as requested, regarding the expenses incurred in procuring and maintaining the Safety Stock (documented and itemized in accordance with the budget), and the levels of inventory and use of such safety stock. LTS agrees to manage such levels of inventory and use of the Safety Stock in accordance with the reasonable requests of NeurogesX, and in any event LTS shall use the Safety Stock for the sole purpose of producing Patches for NeurogesX hereunder and shall use [***] to minimize expenses and wastage. When any unit of Safety Stock purchased at the expense of NeurogesX (“NeurogesX Stock”) is used in the production of Patches hereunder, NeurogesX shall receive a credit, in the amount of the price paid by NeurogesX for such unit of Safety Stock excluding the Active Ingredient and excluding any storage costs incurred by LTS with respect thereto, which may be applied against (i) the Transfer Price for the Patch or (ii) at NeurogesX’s option, the costs of procuring replacement NeurogesX Stock.

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(c) Consignment. NeurogesX shall retain all right, title and interest in the Active Ingredients provided hereunder and the NeurogesX Stock. The Active Ingredients and NeurogesX Stock and shall be (i) clearly marked as property of NeurogesX, (ii) stored under conditions specified in the Specifications at the Facility, (iii) kept free of any liens and encumbrances, and (iv) subject to inspection by NeurogesX at any time during LTS’ business hours upon reasonable notice to LTS. LTS shall maintain an accurate inventory of the Active Ingredients and the NeurogesX Stock. NeurogesX shall keep the Active Ingredient and NeurogesX Safety Stock adequately insured during storage at LTS. Upon termination or expiration of this Agreement (or an earlier request of NeurogesX), LTS will promptly deliver to NeurogesX or NeurogesX’s designee all quantities of Active Ingredient and NeurogesX Stock [***] LTS Facility.

2.16 Conflicting Terms and Conditions. The supply of Patches by LTS to NeurogesX and of Active Ingredient by NeurogesX to LTS shall be solely in accordance with the terms and conditions of this Agreement. ANY TERMS OR CONDITIONS OF ANY PURCHASE ORDER OR ACKNOWLEDGMENT GIVEN OR RECEIVED WHICH ARE ADDITIONAL TO OR INCONSISTENT WITH THIS AGREEMENT SHALL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED AND REJECTED BY EACH PARTY.

2.17 Delegation to LTS Affiliates. LTS shall have the right to delegate all or any portion of its obligations under this Agreement to its Affiliates, provided that such delegation does not affect any Marketing Approvals filed or obtained by NeurogesX, its Affiliates or Sublicensees or in case any Marketing Approval would be affected, NeurogesX has given its prior written consent. Any such Affiliates shall be bound by all of the terms and conditions set forth herein as if named as a party hereto, and LTS shall remain responsible for the performance of such Affiliates under this Agreement.

ARTICLE 3

QUALITY; REGULATORY ISSUES

3.1 Quality Assurances. LTS shall comply with each requirement set forth in the Quality Assurance Agreement with respect to manufacturing and associated support functions including storage, handling and delivery of Patches to NeurogesX and its designees hereunder; provided, however, the provisions concerning LTS responsibility and liability as set forth in this Agreement shall [***] any provisions that in the event of a conflict between the terms in the Quality Assurance Agreement or any amendment thereof and this Agreement, the terms of this Agreement shall [***].

3.2 Patch Regulatory Information. LTS shall provide NeurogesX with Patch Regulatory Information upon NeurogesX’s request. To the extent that portions of the Patch Regulatory Information constitute specific LTS’ manufacturing or patch trade secrets not previously disclosed to NeurogesX and involving confidential information of LTS’ other customers, LTS may notify NeurogesX and provide a general description thereof, and if

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requested by NeurogesX, LTS may, instead of providing such parts of the Patch Regulatory Information to NeurogesX, elect to directly provide such parts of the Patch Regulatory Information to the applicable regulatory authority in support of the regulatory filings of NeurogesX and its designees (and if so elected, will diligently do so), and will grant NeurogesX and its designees rights to reference such filings made by LTS. Except as set forth in this Section 3.2 or otherwise required by law, LTS shall not correspond directly with the FDA or other health regulatory agencies relating to the process of obtaining Marketing Approvals or any obtained Marketing Approvals for the Patch, without NeurogesX’s permission. It is understood and agreed that the license of Section 7.1 of the Clinical Supply Agreement shall apply with respect to Patch Regulatory Information disclosed under this Agreement, and that NeurogesX may disclose any and all Patch Regulatory Information to regulatory authorities in connection with obtaining and maintaining Marketing Approval for the Patches worldwide.

3.3 Support of Registration. If NeurogesX reasonably requests LTS to undertake such activities LTS shall use its [***] to support NeurogesX’s efforts to obtain and maintain Marketing Approvals for the Patch, provided, however, that NeurogesX shall pay for all labor costs of such activities at the then current man-hour rates of LTS and reimburse LTS for third party costs incurred with respect thereto, in each case as requested by NeurogesX.

3.4 Changes.

(a) Specifications. Neither Party shall make any changes to the Specifications except as mutually agreed. If such changes result in a material change in the Manufacturing Cost, the Parties shall agree on an appropriate adjustment to the Transfer Price of the Product hereunder covering at least the increased costs]. If such modifications result in a delay in delivery, the Parties shall negotiate a reasonable extension of the affected lead times. Notwithstanding the foregoing, the Parties agree that they shall not withhold approval for any changes to the Specifications (i) requested by NeurogesX which are necessary to make them comply with Regulatory Requirements in any country in which the Patches are being commercialized by NeurogesX, its Affiliates and/or Sublicensees or manufactured by LTS, or to address concerns regarding the toxicity, safety and/or efficacy of the Patch, provided that NeurogesX agrees to pay LTS for the reasonable, documented, incremental labor and material costs incurred in connection with implementing such change, to the extent such costs are not covered by the mechanism for adjusting the Transfer Price in Section 5.6, or (ii) requested by LTS as a result of events beyond its reasonable control (e.g. bankruptcy of its supplier), and such changes to Specifications as are necessary so that LTS can meet the Marketing Approval.

(b) Manufacturing Process. Unless otherwise required by applicable laws or regulations, LTS shall not, without the prior written consent of NeurogesX, change any aspect of manufacture, including the facilities, equipment, processes, vendors, sub-contractors or record keeping procedures, in any manner (i) which to LTS’ [***] knowledge has the potential to [***] affect the Patch, including any changes which may impact its safety or effectiveness, or (ii) which would delay or otherwise impact any filings for Marketing Approval for the Patch or would require an affirmative approval of the FDA, or any other health regulatory authority in the Territory in which the Patch is being marketed, prior to its implementation. In the event NeurogesX requests a change or adjustment of any aspect of manufacture, including

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the facilities, equipment, processes, vendors, sub-contractors or record keeping procedures and LTS agrees to implement such change or adjustment, or if such change or adjustment is necessary, in case the annual requirements of the Patch can no longer be supplied according the current manufacturing process (including but not limited to facilities and equipment), however subject to the prior written consent of NeurogesX as foreseen in the preceding sentence, NeurogesX shall pay LTS for the reasonable, documented, incremental labor and material costs incurred in connection with implementing such change, to the extent such costs are not covered by the mechanism for adjusting the Transfer Price in Section 5.6.

(c) Territory. NeurogesX shall have the right to elect from time to time to commercialize Patches in countries or regulatory jurisdictions outside the Territory upon written notice to LTS, with a reasonable lead time. In the event NeurogesX’s decision to add any country or regulatory jurisdiction to the Territory will cause LTS to (i) incur additional costs, as a result of specific Regulatory Requirements of such country or regulatory jurisdiction (“Territory-specific Costs”), and/or (ii) impose requirements beyond LTS’ standard manufacturing practice, LTS shall in due time notify and discuss with NeurogesX such costs and such additional requirements. Upon such mutual agreement of the Territory-specific Costs and ways of accommodating such additional requirements, NeurogesX shall have the option to either (1) modify or limit such addition to the Territory, or (2) include such countries or regulatory jurisdiction within the Territory and reimburse LTS for the Territory-specific Costs. It is understood that LTS shall use [***] to mitigate any Territory-specific Costs and accommodate such reasonable requirements.

(d) Maximum Capacity. NeurogesX shall update the Maximum Capacity - if necessary - to cover the whole term of the Agreement and shall have the right to elect from time to time to [***] the Maximum Capacity under this Agreement, upon written notice to LTS with a reasonable lead time, provided, however, that any increase of the Maximum Capacity exceeding [***] Patches per year is subject to LTS prior written agreement, not to be unreasonably withheld.

3.5 Facility. All Patches supplied by LTS hereunder shall be manufactured at the Facility. The Facility (and any other facility that is involved in the manufacture of Patches by or under authority of LTS) is and shall continue to be in compliance with cGMP and Regulatory Requirements and shall be available for governmental inspection if any competent governmental authority or governmental organization so requests. LTS shall promptly provide to NeurogesX any cGMP certificate issued by any such competent governmental authority or organization.

3.6 Regulatory Issues. LTS will notify NeurogesX in due time (and no later than [***] days after LTS obtaining notice thereof) of any inspections, written notice of findings and/or actions by regulatory agencies or other enforcement bodies of LTS facilities and/or processes which will directly affect the Patch or the manufacture thereof. Where reasonably possible, LTS shall afford NeurogesX the opportunity to be present at any such inspections. LTS shall consult with NeurogesX in responding to any such inspections, written notice of findings and/or actions that directly affect the manufacture of the Patch, including by providing NeurogesX copies of any responses thereto for NeurogesX’s review and comment in advance of their submission to the regulatory agency, and using [***] to incorporate therein NeurogesX’s comments as appropriate.

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3.7 Audits. NeurogesX, its Affiliates and its Sublicensees shall have the right to audit LTS, its Affiliates and any sub-contractors and vendors of LTS with respect to the Patches, as shall other third parties designated by NeurogesX and approved by LTS in written form (which approval shall not be unreasonably withheld) for compliance with this Agreement, at [***]; provided that to the extent that a particular vendor does not allow audits by LTS customers, LTS shall use [***] to (i) receive the consent of its vendor to have such audit conducted by a third party or (ii) to the extent it has the right to do so, perform such audit on NeurogesX’s behalf at NeurogesX’s expense. To the extent LTS is required under the “Arzneimittelgesetz” (German pharmaceutical law) to audit the other sub-contractors or vendors of NeurogesX with respect to the Patches LTS shall have the right to do so at [***], subject to audit procedures to be reasonably agreed between the Parties and the particular sub-contractor or vendor.

3.8 Reporting Safety and Toxicity Problems. Each Party shall promptly advise the other Party of any safety or toxicity problems of which it becomes aware regarding the Patches or Raw Materials used in the manufacture of the Patches.

3.9 Recalls. To the extent (i) any governmental or regulatory authority issues a request, directive or order that the Patches be recalled or withdrawn, or (ii) a court of competent jurisdiction orders a recall or withdrawal of Patches, or (iii) either Party determines after consultation with the other Party, that the Patches should be recalled or withdrawn due to safety issues, the Parties shall recall or withdraw the Patches as set forth in this Section 3.9.

(a) Control of Recall Activities. As between the Parties, NeurogesX shall control and coordinate all activities, including making all contacts with regulatory authorities, it deems necessary in connection with such recall or withdrawal.

(b) Initial Allocation of Recall Expenses. The Parties shall initially allocate all expenses (including out-of-pocket expenses) [***] related to the execution of any recall or withdrawal of the Patches (“Logistic Costs”) [***] between the Parties, provided that in the case of Section 3.9(iii) above, if the Parties do not mutually agree on having the Patches recalled or withdrawn, then the Party requesting the recall or withdrawal [***], in each case subject to the final allocation between the Parties as set forth in Section 3.9(c).

(c) Final Allocation of Recall Expenses. All Logistic Costs shall be borne by the Party which is [***]. The responsibility of a Party shall be determined in accordance with the principles of Article 9. For example, [***]. Notwithstanding the foregoing, LTS’ total liability under this Section 3.9(c) for Logistic Costs shall be limited to an amount equal to [***] plus any additional amounts covered by LTS’ insurance coverage, except in the case of LTS’ gross negligence or willful misconduct. In case of LTS’ [***], LTS’ liability for Logistic Costs shall not be so limited.

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3.10 Stability Testing. LTS shall use [***] to perform the stability testing of the Patches as set forth in Exhibit I; provided that NeurogesX may terminate the activities under this Section 3.10 at any time by providing at least [***] days’ prior written notice referencing this Section 3.10. NeurogesX shall pay for those activities initiated prior to any termination pursuant to this Section 3.10, the compensation as set forth in Exhibit I with respect thereto.

ARTICLE 4

COORDINATION

4.1 Launch Team. Shortly before NeurogesX provides the First Forecast under Section 2.2 above, the Parties will form a team (the “Launch Team”) to facilitate communications and decision making by the Parties regarding the activities to be carried out pursuant to this Agreement during the initial phase of commercial supply starting [***] months prior to first manufacturing of Patches and ending one year after launch of the Patch. The Launch Team’s responsibilities shall include, but not be limited to: overseeing the ramp up to commercial production and addressing manufacturing or quality problems.

4.2 Composition. The Launch Team shall consist of [***] representatives from each Party, one of which shall be a designated project leader for such Party (the “Project Leader”). Each Party shall provide the other Party written notice of, and contact information for, its representatives on the Launch Team. In the event that a member of the Launch Team resigns, or a Party desires to replace one of its members, such Party will provide the other Party written notice of such event and the name of the member’s replacement

4.3 Meetings. The Launch Team will conduct formal meetings via teleconference or in person on at least a quarterly basis until [***] after the first Calendar Quarter in which Patches were delivered hereunder, and thereafter from time to time as mutually agreed between the Parties and will issue minutes of those meetings within [***] days to the management of each respective company.

4.4 Decisions. All decisions made by the Launch Team shall be based on the [***] agreement of the Project Leaders. Each Project Leader shall have the authority to fully represent the position of his company and the decision of his company management, except with respect to any aspects of [***]. In case the Project Leaders do not agree, the [***] of NeurogesX and LTS or their designees shall try to resolve the dispute. Notwithstanding the foregoing, no action, inaction, decision or inability to reach a decision by or of the Launch Team shall vary the terms and conditions of this Agreement, or the rights and obligations of the Parties hereunder.

4.5 Qualifying a Second Site. LTS shall use Reasonable Commercial Efforts to implement NeurogesX’s requests, if any, to qualify LTS’ GMP facility in [***] as a second site for the manufacture of Patches under this Agreement. It is understood that NeurogesX shall pay for the cost of such qualification; provided that the total cost, along with any other relevant terms and conditions such as a project plan, timeline, budget, etc., shall be mutually agreed to in writing by the Parties in advance. Upon the request of NeurogesX, the Parties shall negotiate in good faith the total cost and any other relevant terms and conditions based on the proposal provided by LTS in its letter to NeurogesX dated [***].

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ARTICLE 5

PAYMENT

5.1 Transfer Price. NeurogesX shall pay LTS the price set forth in Exhibit A (the “Transfer Price”) for each Patch ordered by NeurogesX and delivered by LTS hereunder. All payments hereunder shall be made in [***], by direct bank transfer to an account as designated in LTS’ invoice. Such payments shall be made by NeurogesX within [***] days after the later of (a) receipt of an invoice, or (b) the end of the Acceptance Period (as defined in Section 8.2(a) below) for the respective Patches. In addition, in the event NeurogesX has rejected, in accordance with Section 8.2(a), the Patches prior to the time payment of the Transfer Price is due and LTS is required to deliver replacement Patches in accordance with Section 8.2(b), then the Transfer Price shall not be due until replacements therefore have been received in accordance with Section 8.2(b). In the event LTS disagrees that Patches rejected were Defective, then NeurogesX shall pay [***] of the Transfer Price until a laboratory has determined whether such Patches were Defective in accordance with Section 8.2(c). In case the laboratory determines that Patches were Defective, then such payment shall be [***]. In case the laboratory determines that Patches were not Defective, NeurogesX shall immediately pay the remaining [***] of the Transfer Price. NeurogesX shall pay interest at an annual rate of [***] above [***] for any payments of Transfer Price which LTS did not receive on the date payment is due under this Section 5.1.

5.2 Royalties.

(a) As further consideration for the supply of Patches and the other rights and licenses granted hereunder, NeurogesX shall pay LTS royalties at the rate of [***] on the Net Sales of Kits sold by NeurogesX, its Affiliates or Sublicensees, containing Patch(es) purchased from LTS under this Agreement.

(b) Notwithstanding Section 5.2(a) above, NeurogesX has the option to pay LTS royalties at the rate of [***] rather than [***] on the Net Sales of Kits sold by NeurogesX, its Affiliates or Sublicensees, containing Patch(es) purchased from LTS under this Agreement, in certain jurisdictions selected by NeurogesX as follows. NeurogesX shall exercise such option with respect to a jurisdiction within [***] days after the first commercial sale of a Kit in such jurisdiction. In the event NeurogesX exercises such option with respect to a jurisdiction, NeurogesX shall be entitled to a [***] share of recoveries from an Infringement as set forth in Sections 7.3(a)(ii) and 7.3(b)(ii) below.

(c) For the avoidance of doubt, if NeurogesX elects to exercise the option set forth in Section 5.2 (b), the royalty set forth in Section 5.2 (b) shall not be additional to those in Section 5.2 (a), NeurogesX shall in this case only pay the royalty set forth in Section 5.2 (b) with respect to the selected jurisdiction.

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5.3 Reporting and Records.

(a) Reporting. The royalties set forth in Section 5.2 and Section 6.4 shall be computed for each applicable [***] ([***]), and shall be due and payable within [***] days after such [***] period. For purposes of computing royalties, each Kit will be considered sold when paid for. NeurogesX shall report to LTS, within [***] days after the end of each such [***] period during the term of this Agreement, and thereafter until all dispositions made pursuant to this Agreement have been accounted for, any and all royalties under Section 5.2 and Section 6.4 below accruing during such six months period.

(b) Records. NeurogesX shall keep records in sufficient detail to enable the royalties payable under Section 5.2 and Section 6.4 below to be determined. The records of NeurogesX shall be available during reasonable business hours for inspection not more than [***] period, by an independent Certified Public Accountant reasonably acceptable to NeurogesX acting in confidence and retained by LTS at LTS’ expense, for the purpose of verifying royalty reports and payments due hereunder. In the event of an underpayment by NeurogesX of more than [***] of the total is found, NeurogesX shall bear the reasonable costs connected with the verification.

5.4 Marketing Approval Milestone. As further consideration for the supply of Patches and the other rights and licenses granted hereunder, NeurogesX shall pay LTS an amount equal to [***] within [***] days after receipt by NeurogesX of the [***] Marketing Approval to sell the Patch in the Territory.

5.5 No Setoff nor Suspension of Performance.

(a) NeurogesX. NeurogesX shall not exercise any right of setoff, net-out or deduction, take any credit, or otherwise reduce the balance owed to LTS, in each case with respect to payments under Sections 5.1 of this Agreement, unless otherwise expressly provided herein, the Parties otherwise agree or until NeurogesX has obtained a final determination under Section 12.1(b) against LTS in the amount asserted by NeurogesX.

(b) LTS. LTS shall not have the right to suspend performance (including without limitation refusing or withholding delivery of Patches) under this Agreement (i) unless and until LTS has obtained a [***] determination under Section 12.1(b) that NeurogesX has [***] failed to perform its obligations under this Agreement relating thereto, (ii) in the case where NeurogesX has failed to pay the Transfer Price for [***] shipments of Patches, which payment is not disputed by NeurogesX, is outstanding for longer than [***] or more days and, in the aggregate, exceeds a total amount of [***] unless NeurogesX fails to provide a letter of credit upon the request of LTS as set forth in Section 2.11; (iii) except as set forth in Section 7.6 below, or (iv) unless otherwise mandated by applicable laws, regulations or orders.

(c) No Other Charges. Except as otherwise set forth in this Agreement, LTS shall perform all of its obligations hereunder at its [***], and shall not [***] NeurogesX any amounts for the manufacture and supply of Patches hereunder except as expressly set forth in this Article 5 or otherwise mutually agreed in writing.

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5.6 Adjustment to the Transfer Price.

(a) Prior to first launch of Patch the Parties shall annually review the Transfer Price but starting not earlier than [***] Thereafter, beginning [***] years after the first calendar month in which Patches are delivered hereunder, the Parties shall annually review the Transfer Price and negotiate in good faith an adjustment for the Transfer Price taking into account all relevant factors, including but not limited to Manufacturing Costs, provided, that any increase will be commensurate with actual changes in the relevant factors relating to the manufacture of the Patch.

(b) LTS shall have the right to adjust the Transfer Price up to [***] over the Transfer Price set forth in Exhibit A for increases in costs for raw materials, labor or waste. Any further increases are subject to the mutual agreement of the Parties.

(c) If LTS requests an increase of the Transfer Price by more than [***] then NeurogesX shall have the right to have the Manufacturing Cost audited by an independent Certified Public Accountant (CPA), reasonably acceptable to LTS acting in confidence and retained by NeurogesX at NeurogesX’s expense, for purposes of confirming such increase in Manufacturing Costs. Such CPA shall however not disclose details of such Manufacturing Costs.

(d) LTS shall use [***] to avoid substantial increases in its Manufacturing Costs. In addition, at the request of NeurogesX from [***] LTS shall use [***] to suggest, and the Parties shall discuss, methods to reduce Manufacturing Costs and to provide a commensurate reduction in Transfer Price hereunder; provided it is agreed that any such methods shall be implemented only upon mutual agreement.

(e) In case the Transfer Price is adjusted according to the foregoing, Exhibit A shall be amended accordingly.

ARTICLE 6

LICENSES

6.1 Manufacturing License to LTS. NeurogesX hereby grants to LTS a non-exclusive, non-transferable license under NeurogesX Patents to manufacture the Patches ordered by NeurogesX hereunder and deliver such Patches to NeurogesX or its designee as specified in this Agreement. As used herein, “NeurogesX Patents” means any and all patents owned or Controlled by NeurogesX which cover, is incorporated in or is used as part of the Patch, or which relate to a method of use or manufacture of the Patch.

6.2 Commercialization License to NeurogesX. LTS hereby grants NeurogesX a worldwide, royalty-free, sublicensable right and license under the Commercialization Patents to use, sell, offer to sell, import, market, promote, distribute and otherwise commercialize the Patches purchased hereunder. The license set forth in this Section 6.2 shall be exclusive in the Field.

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6.3 Limited Exclusivity of LTS.

(a) LTS shall for the duration of this Agreement not develop for, sell or license to, any third parties any TTS with capsaicin (1) with an area based content above [***], or (2) that is covered by LTS’ U.S. patent application no. [***], continuations, continuations-in-part, divisions and foreign counterparts thereof, patents issuing thereon, including renewals, reissues and extensions (such TTS with capsaicin as described in clauses (1) or (2), the “Field”). For clarity, during the term of this Agreement LTS shall not exploit on its own nor directly or indirectly license, assist or enable any third party under any patent rights, know-how, data or other intellectual property owned or Controlled by LTS to make, use, offer for sale, sell or import any TTS with capsaicin in the Field, provided, however, that LTS shall at all times have the right to toll manufacture (including performing manufacturing scale-up of) any products containing capsaicin the design and technical aspects solely developed by a third party and not falling within the scope of the Commercialization Patents.

(b) LTS shall not use, manufacture, sell, distribute or license for or to any third party any Patches, except as authorized in writing by NeurogesX.

(c) Except as set forth in this Sections 6.3, and subject to Section 7.1 below, LTS shall at all times have the right to develop and/or manufacture any other TTS’s or products developed by LTS and/or a third party, even if it contains any VRI-Ligand.

(d) During the term of the Agreement and except as otherwise provided herein, NeurogesX shall not purchase or otherwise procure Patches from any supplier other than LTS or its Affiliates.

6.4 Backup Manufacturing License.

(a) Definitions. For the purpose of this Section 6.4, the following terms will have the meanings set forth below.

(i) “Failure Event” means any of the following events: a Force Majeure Event, Failure to Supply, an Anticipated Failure to Supply, receipt of a Notice of Suspension (as defined in Section 7.6 below), termination by either Party under Section 11.3 below or termination by NeurogesX under Section 11.2 below.

(ii) “Force Majeure Event” means a failure of LTS to perform its obligations to supply the Patches to NeurogesX in accordance with the terms and conditions set forth herein due to Force Majeure (as defined in Section 12.6) causing an interruption of supply of Patches to the customer, and then a failure to remove any such cause by employing [***] and resume supply hereunder within [***] days thereafter.

(iii) “Failure to Supply” means either: (A) not including cases of Force Majeure, an inability of LTS to supply in accordance with this Agreement at least [***] in any one Calendar Quarter and at least [***] in the subsequent Calendar Quarter of the Binding Quantities of Patches ordered by NeurogesX for delivery in such quarters, provided that such failure is not due to failure of NeurogesX to supply Active Ingredient in accordance with Section 2.5 or otherwise caused by NeurogesX; or (B) a material breach of this Agreement by LTS causing an interruption of supply of Patches to the customer, which is not cured within [***] days after notice specifying such breach.

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(iv) “Anticipated Failure to Supply” means either: (A) a written notice by LTS that it anticipates that it will be unable to supply NeurogesX’s requirements of the Patch in accordance with this Agreement for at least [***] consecutive orders, when it can be foreseen by LTS that the following [***] consecutive orders cannot be fulfilled even though such orders were placed in accordance with Section 2.4 (a); or (B) a failure of LTS to maintain compliance with all Regulatory Requirements relating to the Facility and its manufacturing activities hereunder, which non-compliance cannot (or LTS anticipates will not) be or is not cured by using [***] and such non-compliance causes interruption of supply of Patches by LTS for [***] or more. LTS shall promptly notify NeurogesX in the event of clauses (A) or (B) above, and in the case of clause (B), shall keep NeurogesX updated as to its efforts to cure any such non-compliance.

(v) “LTS Know-how” means instructions, specifications, know-how, technology, materials and intellectual property describing the composition and manufacture of the Patches, including a description of the suppliers, raw materials, processes, equipment and instruments used for such manufacture and all Patch Regulatory Information. It is understood that LTS Know-how shall include all information or materials disclosed or provided under this Agreement, the Clinical Supply Agreement, the MOU and the Secrecy Agreement.

(vi) “LTS Technology” means LTS Know-how, the Commercialization Patents, and any and all other patents or intellectual property worldwide owned or Controlled by LTS which cover, is incorporated in or is used as part of any of the Patches, or which relate to a method of use or manufacture of any of the Patches (or equipment used in such manufacturing).

(b) Delivery of Technology. Upon any Failure Event, in order to permit NeurogesX to manufacture or have manufactured and to commercialize the Patch, LTS shall, upon NeurogesX’s request, deliver to NeurogesX at no additional cost, information regarding the then existing manufacturing process and quality procedures relating to the Patch, and all LTS Know-how, which would be reasonably required for a third party manufacturer of ordinary skill in the art of manufacturing TTS, to manufacture for NeurogesX Patches conforming to the Specifications. EXCEPT AS SET FORTH IN THIS SECTION 6.4(b), LTS SHALL IN NO CASE BE OBLIGATED TO PROVIDE ITS PROPRIETARY KNOW-HOW WITH REGARD TO GENERAL TTS MANUFACTURING METHODS, BUT SHALL IF REQUESTED BY NEUROGESX AND AT NEUROGESX’S COST AND EXPENSE ASSIST NEUROGESX OR ITS THIRD PARTY MANUFACTURER IN THE PRODUCTION OF THE FIRST THREE (3) COMMERCIAL BATCHES OF THE PATCHES. Upon a Failure Event, NeurogesX, its Affiliates and Sublicensee shall thereafter be relieved of any obligations under this Agreement, including under Section 2.1 above, to purchase all or any of their commercial, clinical or other requirements of Patches from LTS, and NeurogesX, its Affiliates and Sublicensees shall be free to purchase some or all of its Patches from third party(ies).

(c) Other LTS Facilities. Upon any Failure Event LTS shall have the option, exercisable upon written notice to NeurogesX given within [***] days of the notice of the Failure Event to qualify LTS’ facility at LTS Lohmann Therapy Systems Corp., [***]

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and to have the Patches manufactured at this facility or, in the event the facility has already been qualified according to Section 4.5, to have the Patches manufactured at the LTS facility at LTS Lohmann Therapy Systems Corp. or any other Facility; provided that the Parties enter into an agreement on bearing of the costs, the timelines for qualification and the manufacturing capacity within [***] days after execution of the option (such [***] day period, the “Negotiation Period”).

(d) Backup License. LTS hereby grants NeurogesX a world-wide right and license, with the right to grant and authorize sublicenses, under LTS Technology, to use, make, have made, sell, offer for sale, import, promote, market, develop, obtain regulatory approval for and otherwise commercialize Patches and any derivatives or improvements thereof made by or for NeurogesX, its Affiliates or Sublicensees, and to practice any methods, processes or procedures described or claimed therein in connection with the foregoing; provided that NeurogesX, its Affiliates or Sublicensees shall not exercise any rights set forth in this Section 6.4(d) except and until after a Failure Event and after LTS has informed NeurogesX in writing that LTS will not exercise the option set forth in Section 6.4(c), or such option or the Negotiation Period have expired and the Parties have not come to an agreement as contemplated under Section 6.4(c) above. NeurogesX shall not disclose any LTS Know-how to any third party except in connection with exercising the rights set forth in this Section 6.4(d), and subject to reasonable confidentiality obligations on the part of such third party. The license set forth in this Section 6.4(d) (the “Backup License”) shall be exclusive for any LTS patent in the Field as defined in Section 6.3 in case of a Failure Event for a period of five years, unless such LTS patent expires or is abandoned earlier. The period shall be referred to as the “Maximum Backup License Exclusivity Period.” Notwithstanding Section 6.3, this Section and subject to Section 6.4(e) below, beginning [***] months after a Force Majeure Event or a Notice of Suspension, LTS shall have the right to develop, by itself or with third parties, manufacture and supply products to [***] in the Field; provided that it does not utilize any [***] of the patent application referred to in Section 6.3(a)(2) and / or the patent possibly resulting therefrom for a period of [***] years, unless such patent expires or is abandoned earlier, it being understood that this exemption shall only pertain to the patent and the claims granted, if any. In the event NeurogesX desires at any time to have the license set forth in this Section 6.4(d) become non-exclusive, NeurogesX shall notify LTS in writing. This Section 6.4 shall be NeurogesX’s [***] for the breach of LTS’ general obligation under this Agreement to supply Patches ordered by NeurogesX, provided that LTS has employed its [***] to do so; but the foregoing shall not limit any remedies set forth in this Agreement NeurogesX may have for the breach of any specific obligations of LTS.

(e) LTS Supply after Failure Event. In case of any Failure Event, if after NeurogesX has exercised its License set forth under Section 6.4(d) and NeurogesX has qualified a third party manufacturer for the Patches, LTS is able to demonstrate by a statement of an independent expert ([***]) that it is able to resume manufacturing and supply of Patches, NeurogesX shall offer to have LTS supply [***] of its requirements of Patches from LTS. In the event LTS accepts such offer, its supply of Patches shall be subject to all of the terms and conditions of this Agreement; provided that if NeurogesX offers to have LTS supply less than [***] of its requirements for Patches, then notwithstanding Section 6.3 and Section 6.4(d), LTS shall have the right to develop by itself or with third parties, manufacture and supply products to third parties in the Field.

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(f) Royalties.

(i) In consideration of the license set forth in this Section 6.4, NeurogesX shall pay LTS a [***] on the [***] by NeurogesX, its Affiliates or Sublicensees of Kits made under the license set forth in this Section 6.4 after a Failure Event, calculated as follows. The royalty shall be [***] for the exclusive Backup License, and [***] in case of a non exclusive Backup-License.

(ii) Notwithstanding Section 6.4(f)(i) above, NeurogesX shall have the option to pay LTS a royalty at the rate of [***] in case of a non-exclusive Backup License and [***] in case of an exclusive Backup License, rather than the percentage calculated in accordance with Section 6.4(f)(i), on the Net Sales by NeurogesX, its Affiliates or Sublicensees of Kits made under the license set forth in this Section 6.4 after a Failure Event, in certain jurisdictions selected by NeurogesX as follows. NeurogesX shall exercise such option with respect to a jurisdiction within [***] days after the first commercial sale of a Kit in such jurisdiction after the Failure Event. In the event NeurogesX exercises such option with respect to a jurisdiction, NeurogesX shall be entitled to a [***] share of recoveries from Infringement as set forth in Sections 7.3(a)(ii) and 7.3(b)(ii) below.

(iii) For the avoidance of doubt, if NeurogesX elects to exercise the option set forth in Section 6.4(f)(ii), the royalty set forth in Section 6.4(f)(ii) shall not be additional to those in Section 6.4(f)(i), NeurogesX shall in this case only pay the royalty set forth in Section 6.4(f)(ii) with respect to the selected jurisdictions. In addition, for the avoidance of doubt, the royalty set forth in Section 5.2 above shall not apply to the Patches made under the license set forth in this Section 6.4, and the royalty set forth in this Section 6.4(f) shall not apply to the Patches purchased from LTS.

6.5 Sublicensing. In the event NeurogesX desires to grant a sublicense to any third party under the licenses set forth in Section 6.2 and/or 6.4, NeurogesX is free to do so, provided that

(a) LTS is informed of the identity of the Sublicensee and the scope of rights that are being granted;

(b) those Sublicensees shall be obligated to indemnify LTS regarding IP Claims and product liability to the extent NeurogesX is so obligated under Sections 9.2 and 9.3(b); and

(c) those Sublicensees shall be obligated to maintain a customary and reasonable level of product liability insurance which covers the Patch, for those countries in which such Sublicensee is authorized by NeurogesX to distribute the Patch.

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ARTICLE 7

INTELLECTUAL PROPERTY

7.1 Inventions relating to the Patch.

(a) LTS Owned. All inventions developed by the Parties or by either Party under this Agreement or the Clinical Supply Agreement solely relating to LTS’ existing TTS technology, including but not limited to design, formulation, manufacturing, testing and packaging of TTS, shall be the property of LTS (“LTS IP”). LTS shall not use any LTS IP for the development of TTS containing VR1-Ligand until [***], other than for NeurogesX. Thereafter, until [***], NeurogesX shall have a right of first refusal in case LTS commences development of TTS which contain any VR1-Ligand using LTS IP. NeurogesX hereby irrevocably assigns, and agrees to assign to LTS any right, title and interest it may have in and to the LTS IP, and shall assist LTS, upon reasonable request and at LTS’[s] sole expense, to secure or perfect any and all such rights.

(b) NeurogesX Owned. All inventions developed by the Parties or by either Party under this Agreement or the Clinical Supply Agreement solely relating to medical uses of any VR1-Ligand shall be the property of NeurogesX (“NeurogesX IP”). LTS hereby irrevocably assigns, and agrees to assign to NeurogesX all of its right, title and interest in and to NeurogesX IP, and shall assist NeurogesX, upon reasonable request and at NeurogesX’s sole expense, to secure or perfect any and all such rights.

(c) Jointly Owned. All other inventions developed by the Parties or by either Party under this Agreement or the Clinical Supply Agreement shall be the joint property of the Parties (“Joint IP”), provided that it does not belong under Section 7.1(a) or (b) to either LTS IP or NeurogesX IP. Neither Party shall have any obligation to account to the other Party for profits with respect to, or to obtain any approval of the other Party to license or exploit, any Joint IP by reason of their joint ownership, and each Party waives any such right it might have under the applicable laws in any country; provided, that NeurogesX shall only have the right to exploit and license the Joint IP for VR1-Ligand applications and products, and LTS shall only have the right to exploit or license the Joint IP for any applications and products other than VR1-Ligand applications and products.

(d) Exclusive License. Accordingly, the Parties grant to each other licenses under the Joint IP (which to avoid any doubt for purposes of these licenses includes all patent applications and patents claiming the inventions included therein) as follows:

(i) NeurogesX hereby grants to LTS an exclusive (even as to NeurogesX), royalty-free, fully-paid, freely sublicensable (though one or more layers of sublicensees without consent), perpetual, irrevocable, worldwide license under the Joint IP to [***] Notwithstanding Section 7.3 below, LTS shall have the [***] to enforce the Joint IP against infringement within the scope of the license set forth in this Section 7.1(d)(i) and to retain [***] recoveries therefrom, and NeurogesX shall cooperate with LTS, at LTS’ reasonable request and expense; however, nothing herein shall require NeurogesX to join any such action as a party to any such action. For clarity, the Parties intend that LTS shall have sufficient rights to enforce such Joint IP as set forth in this Section 7.1(d)(i) without NeurogesX joining as a co-plaintiff.

(ii) LTS hereby grants to NeurogesX an exclusive (even as to LTS), royalty-free, fully-paid, freely sublicensable (though one or more layers of sublicensees without consent),

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perpetual, irrevocable, worldwide license under the Joint IP to make, have made, use, sell, offer to sell, and import product candidates and products that contain any VR-1 Ligand(s) and/or are VR-1 Ligand applications and products. Notwithstanding Section 7.3 below, NeurogesX shall have the sole right to enforce the Joint IP against infringement within the scope of the license set forth in this Section 7.1(d)(ii) and to retain all recoveries therefrom, and LTS shall cooperate with NeurogesX, at NeurogesX’s reasonable request and expense; however, nothing herein shall require LTS to join any such action as a party to any such action. For clarity, the Parties intend that NeurogesX shall have sufficient rights to enforce such Joint IP as set forth in this Section 7.1(d)(ii) without LTS joining as a co-plaintiff.

7.2 Prosecution of Patents Covering the Patch.

(a) As used in Sections 7.2 and 7.4, “prosecute” means the procedure(s) involved in securing patent rights in patent offices worldwide.

(b) LTS shall have the right, [***] to file, prosecute and/or maintain any patent or patent application solely owned by LTS covering the Patches. With respect to such LTS patents and patent applications that are specific to the Patch, including [***] and foreign counterparts thereof, NeurogesX shall have the right to review and consult with LTS regarding the prosecution and maintenance thereof; provided however that in the event NeurogesX does not provide comments within a period of [***] days after receipt of a respective draft brief or office action by LTS, NeurogesX shall be deemed to have waived its right to review and consult.

(c) If LTS elects to file, prosecute and maintain any such patent or patent application, the expenses of such action shall be borne by LTS.

(d) If LTS elects not to file, prosecute or maintain any such patent or patent application in any jurisdiction, it shall notify NeurogesX at least [***] days prior to the due date for any action or payment. NeurogesX shall then have the right, to file, prosecute and/or maintain any such patent or patent application.

(e) If NeurogesX elects to file, prosecute and maintain any such patent or patent application in such jurisdiction, the expenses of such action shall be borne by NeurogesX, and NeurogesX shall have a [***] (except as set forth in this Section 7.2(e[***]. The foregoing license shall be exclusive for the Field. NeurogesX shall have the first right to enforce such patents and patent applications in the Field and retain all revenues therefrom, notwithstanding Section 7.3 below.

7.3 Third Party Infringement in the Field. Each Party agrees to [***] notify the other Party if it becomes aware of any third party’s TTS in the Field that infringes LTS’ patents covering the Patch (an “Infringement”). LTS shall have the [***], but not the obligation, to enforce its patents against any Infringement. LTS shall [***] control any such enforcement action. LTS shall keep NeurogesX informed of the proceeding of such enforcement. In case NeurogesX believes LTS is not [***] pursuing the enforcement, NeurogesX shall have the

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[***] with LTS. LTS agrees not to settle or otherwise terminate or delay its enforcement against any Infringement in a manner which would permit the third party to continue manufacturing and/or selling infringing TTS in the Field in contravention of the exclusivity granted to NeurogesX under Article 6 of this Agreement. LTS shall not settle any Infringement action without the prior written approval of NeurogesX. In the event LTS notifies NeurogesX within [***] days after notice of an alleged Infringement by either Party that it intends to file suit against any alleged Infringement, or does not give any notification whether it intends to file suit within [***] days after notice of an alleged Infringement by either Party or drops any action against an alleged Infringement, then NeurogesX shall have the right, but not the obligation, to enforce LTS’ patents covering the Patch against such alleged Infringement. LTS agrees to use Reasonable Commercial Efforts to assist and cooperate with NeurogesX in any enforcement by NeurogesX under this Section 7.3, at NeurogesX’s cost and expense.

(a) If LTS decides to enforce its patents against Infringement and NeurogesX permits LTS to claim NeurogesX damages, then any proceeds from such enforcement of its Patents recovered from any such Infringement action shall be divided (i) [***] between NeurogesX and LTS unless clause (ii) applies, or (ii) [***] to NeurogesX and [***] to LTS with respect to recoveries for Infringement in a jurisdiction for which NeurogesX has elected to pay a higher royalty under Section 5.2(b) or 6.4(f)(ii) above, in each case after first subtracting [***].

(b) In the event NeurogesX is given the right to enforce LTS’ patents against Infringement and LTS permits NeurogesX to claim LTS’ damages, then any proceeds from such enforcement of LTS’ patents recovered from any such Infringement action shall be divided (i) [***] between NeurogesX and LTS unless clause (ii) applies, or (ii) [***] to NeurogesX and [***] to LTS with respect to recoveries for Infringement in a jurisdiction for which NeurogesX has elected to pay a higher royalty under Section 5.2(b) above or 6.4(f)(ii), in each case after first subtracting [***].

7.4 Cooperation. Each Party shall cooperate with the other Party at the other Party’s expense to execute all lawful papers and instruments, to make all rightful oaths and declarations, and to otherwise assist, including without limitation participating (but not joining as a plaintiff) in enforcement actions, the other Party as may be necessary and reasonably requested in the preparation and prosecution of any or all patents and patents applications regarding the Patches, and the enforcement thereof.

7.5 IP Review by LTS. LTS shall review on a [***] basis the intellectual property rights relevant for LTS’ obligations hereunder. LTS shall give NeurogesX a confirmation in writing [***] a year (on or about [***] of each year) that, to the best of its actual knowledge, LTS does not infringe third parties’ intellectual property rights with respect to the Patches.

7.6 Blocking Patents.

(a) In the event a Party becomes aware of a Blocking Patent, such Party shall [***] notify the other Party giving such [***] details as such Party may be aware, and

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the Parties shall discuss the situation in [***] and agree on a plan to address the situation, with the mutual objective of removing the risk posed by such Blocking Patent so that the Parties may continue performance under this Agreement, including if appropriate and agreed by the Parties, by licensing and/or challenging such Blocking Patent. In the event the Parties agree on a plan to address such Blocking Patent, the Parties shall designate a lead Party to use Reasonable Commercial Efforts to perform such plan. It is understood that the costs of any license obtained with respect to a Blocking Patent (to the extent allocable to the manufacture, use or sale of Patches hereunder) will be shared by the Parties in proportion to their indemnification obligations for IP Claims under Section 9.2. It is understood and agreed that notices, communications and discussions under this Section 7.6 shall not be construed as [***] by either Party. In addition, all notices, communications and discussions under this Section 7.6 shall be deemed protected by the [***].

(b) After discussing the matter in [***] as described in Section 7.6(a) above, LTS and NeurogesX shall each have the right to [***] under this Agreement with respect to the affected country upon written notice (“Notice of Suspension”), until the risk of infringing such Blocking Patent has been removed, including if a Party or a Sublicensee has obtained a license with respect to the Blocking Patent for such country, or otherwise if in the [***] opinion of the Suspending Party’s counsel, such risk is removed. In the event LTS elects to provide a Notice of Suspension, then such notice shall be deemed a “Failure Event” under Section 6.4(a) above, effective upon receipt of the Notice of Suspension, provided however that the Parties shall discuss resuming their obligations as foreseen in case of termination under Section 11.3.

(c) Notwithstanding the foregoing, in the event that upon receiving a Notice of Suspension, a Party disputes in good faith such notice, then the Party providing the Notice of Suspension may [***] its performance as set forth in this Section 7.6 if it can show by an opinion of an independent counsel, approved by the other Party (whose approval shall not be unreasonably withheld), that the determination of its counsel that a third party’s intellectual property right would be infringed is [***]. Such opinion shall also summarize the underlying facts. The Parties shall cooperate to ensure that all attorney-client privilege and work product privilege shall be protected with respect to the opinion. If the Party providing the Notice of Suspension does not propose an independent counsel, which is [***] to the other Party, then an independent counsel shall be appointed by the ICC International Centre for Expertise in accordance with the rules for Expertise of the International Chamber of Commerce. Such independent counsel shall be a [***].

ARTICLE 8

REPRESENTATIONS AND WARRANTIES; DISCLAIMER; LIMITATION OF LIABILITY

8.1 General Warranties. Each Party represents and warrants to the other Party that it is a corporation duly organized and validly existing under the laws of the state or country of its incorporation, the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action, and it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each Party warrants and represents to the other Party that it has not previously granted and will not grant any rights in conflict with the rights granted herein.

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8.2 Patches. Subject to the limited liability provisions set forth in this Agreement, LTS represents and warrants that the Patches delivered to NeurogesX (a) shall (i) be in conformity with the Specifications, (ii) be manufactured in accordance with Current GMP and the Quality Assurance Agreement, and (iii) comply with all Regulatory Requirements, and (b) no later than [***] days after initiation of the manufacture thereof, be released for shipment by LTS and made available for ex works delivery to NeurogesX.

(a) Rejection of Defective Patches. NeurogesX may reject Defective Patches, subject to NeurogesX providing sufficient evidence of appropriate and correct storage at all times according to the storage conditions set forth in the applicable Specifications (which evidence is subject to confirmation under Section 8.2(c) below), by delivering to LTS written notice of rejection, and if practical, specifying the nature of the Defect and the Patches lot number, within [***] days after actual receipt by NeurogesX or its designee of the applicable shipment (the “Acceptance Period”). In the case of Patches with Defects that are not reasonably discoverable upon NeurogesX’s [***] incoming quality control testing (“Latent Defects”), NeurogesX may reject such Patches within [***] days after discovery of the Latent Defects. After said [***] days period or after the Acceptance Period, whichever is applicable, the Patches shall be deemed accepted.

(b) Replacement of Defective Patches. During the [***] month period commencing on the date the Patches are delivered to NeurogesX, LTS shall promptly (and in any event within [***] days of receipt of notice of rejection) deliver to NeurogesX, at LTS’ own cost and risk, including shipping costs and Active Ingredient costs, replacements for any rejected Defective Patches, up to the [***] contained in the applicable lot. The foregoing shall be NeurogesX’s [***] for the rejection of Defective Patches, but does not limit any remedies NeurogesX may have under other sections of this Agreement.

(c) Confirmation of Cause of Defects. LTS shall have the right to examine any Patches rejected by NeurogesX, provided such examination shall not delay the shipping of replacement Patches. In the case LTS disagrees that the rejected Patches are subject to this Section 8.2, the claim may be submitted for tests and a decision by a mutually agreed upon, independent and reputable third party laboratory in the United States, which appointment shall not be unreasonably withheld or delayed by either Party. In making its determination, such laboratory shall take into consideration any evidence provided by LTS that the Patches complied with the Specifications at the time of shipment, and also any evidence provided by NeurogesX that the Patches were correctly handled and stored (i.e. in accordance with the Specifications) by NeurogesX and third parties under authority of NeurogesX. The determination of such laboratory shall be [***] upon the Parties. The Party against whom the determination is made shall be responsible for the [***], as well as the costs of the replacements for the rejected Patches at issue, including [***].

8.3 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE PATCHES AND

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ACTIVE INGREDIENT SUPPLIED HEREUNDER, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE WARRANTIES GIVEN UNDER THIS AGREEMENT ARE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED.

8.4 Limitation of Liability. EXCEPT WITH RESPECT TO ARTICLES 9 AS RELATED TO THIRD PARTIES, AND ARTICLE 10, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME.

ARTICLE 9

INDEMNIFICATION

9.1 Product Claims. LTS shall indemnify NeurogesX from any third party claims, damages, losses, costs, expenses arising from the development, manufacturing and supply under this Agreement of Patches which, at the time of delivery, do not conform to the Specifications (“Product Claims”). NOTWITHSTANDING THE FOREGOING, LTS’ AGGREGATE LIABILITY UNDER THIS SECTION 9.1 IN EACH CALENDAR YEAR FOR PRODUCT CLAIMS THAT DO NOT RESULT FROM LTS’ GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, SHALL NOT EXCEED THE LIMITS OF LTS’ INSURANCE COVERAGE FOR SUCH INDEMNIFIABLE CLAIMS IN SUCH YEAR PLUS [***]

9.2 Intellectual Property Claims.

(a) NeurogesX Caused. NeurogesX shall indemnify and hold harmless LTS from any third party claims, actions, proceedings alleging the infringement of any patent, trade secrets or other intellectual property of a third party (“IP Claims”), arising from LTS’ development, manufacturing, sale and using the Patches for or to NeurogesX, which IP Claims are caused by LTS’ use of any technology or intellectual property owned or supplied by NeurogesX.

(b) LTS Caused. With respect to any IP Claims arising from the development, manufacture, sale and use of the Patches under this Agreement by or for NeurogesX, which IP Claims are caused by use of any technology or intellectual property owned or supplied by LTS, including without limitation the design of the Patch and any LTS Technology (as defined in Section 6.4(a)(iii)) (an “LTS Infringement”), the following shall apply:

(i) If either Party is sued for an alleged LTS Infringement, LTS is liable up to an amount of [***] incurred by NeurogesX in connection with the defense of such IP Claims, provided that this does not apply in the event that NeurogesX is sued for an alleged LTS Infringement in case the Patches being subject of such IP Claims were manufactured by a third party in accordance with Section 6.4. For all costs and expenses

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incurred by NeurogesX in defense of such IP Claims in excess of [***], NeurogesX is liable and shall indemnify and hold harmless LTS. In the event LTS is the Party sued for an alleged LTS Infringement, and LTS desires indemnification from NeurogesX, LTS shall [***] notify NeurogesX of the alleged LTS Infringement, permit NeurogesX [***] of the defense and/or settlement of the alleged LTS Infringement as requested (but LTS may participate in such defense and/or settlement with counsel of its choice and its own expense), and cooperate with NeurogesX with respect to such defense and settlement.

(ii) LTS agrees to automatically reduce the royalty rates under this Agreement by the royalty rate or other amounts a court may require NeurogesX to pay to a third party claiming a LTS Infringement in satisfaction of a judgment against NeurogesX, or by the royalty rate or other amounts owed by NeurogesX in any settlement of the LTS Infringement; provided, that in no event shall the royalty rate under this Agreement fall below [***]

(iii) In case of a final and non-appealable court judgment which prohibits NeurogesX from using or selling Patches as a result of an LTS Infringement, LTS shall reimburse NeurogesX for [***] of the Development Costs (as defined in the Clinical Supply Agreement). This obligation shall only be valid during the term of this Agreement.

(c) Sole Remedy for IP Claims. Notwithstanding any other provision of this Agreement, this Section 9.2 and Sections 3.9 and 7.6 and 11.3 state the entirety of each Party’s obligations to indemnify and/or hold harmless the other Party and the entirety of each Party’s remedy from the other Party, with respect to IP Claims arising from the development, manufacturing, sale and/or use of the Patches.

9.3 Other Indemnification.

(a) Employee Claims. Each Party shall indemnify the other Party against any claims against such other Party by the indemnifying Party’s employees, directors, officers and other persons involved from the indemnifying Party’s side in the performance of obligations under this Agreement (“Employees”) to the extent such claims relate to such Employees’ inventorship of, rights in or right to receive proceeds from any inventions conceived or reduced to practice under this Agreement, and are inconsistent with Section 7.1.

(b) LTS. Without regard to LTS insurance, LTS shall indemnify and hold NeurogesX harmless from any third party claims, damages, losses, costs and expenses (including attorney’s fees) (“Claims”) that arise from LTS’ gross negligence or willful misconduct in connection with the use, development, manufacturing, sale, distribution or application of the Patch.

(c) NeurogesX. Other than (i) to the extent that LTS is obligated to indemnify NeurogesX pursuant to this Article 9, to the extent arising from LTS’ gross negligence or willful misconduct, and (iii) to the extent in excess of LTS’ limitation on liability hereunder, NeurogesX shall indemnify and hold LTS harmless from any Claims that arise from the use, development, manufacturing, sale, distribution or application of the Patch by NeurogesX, its Sublicensees, or its distributors, including claims under Sections 9.1 and 9.2; provided that (i) LTS promptly

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notifies NeurogesX of the Claim, (ii) NeurogesX has sole control of the defense and/or settlement of the Claim (but LTS may participate in such defense and/or settlement with counsel of its choice and its own expense), and (iii) LTS fully cooperates with NeurogesX with respect to such defense and settlement.

9.4 Insurance.

(a) NeurogesX. Prior to [***] of the Patches, NeurogesX shall obtain and maintain during the term of this Agreement sufficient insurance coverage of an amount reasonable and customary in the pharmaceutical industry considering the nature of the Patch, which insurance coverage can also be self insurance.

(b) LTS. LTS shall obtain and maintain during the term of this Agreement and thereafter liability insurance covering its activities under this Agreement at a level no lower than that set forth in Exhibit F, to the extent such coverage is available at terms and conditions not substantially more unfavorable than LTS’ present insurance coverage. LTS shall certify to NeurogesX each year of the extent of its insurance coverage, and shall promptly notify NeurogesX in the event its liability insurance covering its activities under this Agreement falls below the level set forth in Exhibit F.

ARTICLE 10

CONFIDENTIALITY

10.1 Confidential Information. Except as expressly provided in this Article 10, each Party shall, during the term of this Agreement plus [***] years thereafter, keep completely confidential and shall not use, put into production, publish nor otherwise disclose the Confidential Information received from the other Party under this Agreement, the MOU or the Clinical Supply Agreement. As used herein, “Confidential Information” means all information, including but not limited to data, know-how, formulas, processes, specifications, organizational information, mechanical equipment and/or trade secrets which have been or may hereafter be disclosed, directly or indirectly by a Party to the other Party, either orally or in writing, or through inspection as well as samples; except that Confidential Information shall not include information and know-how which the receiving Party can show by competent proof:

(a) was, at the time of disclosure, in the public domain,

(b) has subsequent to disclosure, become part of the public domain through no fault, act, omission, or violation by the receiving Party of the confidentiality obligations hereunder or under the MOU, the Secrecy Agreement dated of January 23, 2001 or the Clinical Supply Agreement,

(c) was, at the time of disclosure, in the possession of the receiving Party and not otherwise acquired, directly or indirectly, from the disclosing Party,

(d) has been developed independently by the receiving Party without access to the Confidential Information of the disclosing Party, or

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(e) has subsequent to disclosure been obtained by the receiving Party from any other third party, provided however, that it was not obtained by said third party, directly or indirectly, from the disclosing Party under any obligation of confidentiality.

10.2 It is understood that a specific item of the Confidential Information shall not be deemed to be within the exceptions set forth in Section 10.1 above, if it is merely embraced by more general Confidential Information within one of such exceptions.

10.3 Each receiving Party shall limit access to the Confidential Information from the disclosing Party to those of its officers, employees and consultants who need to know such Confidential Information for the purpose of this Agreement and who will be advised of the conditions of this Agreement. In case a receiving Party wishes to disclose Confidential Information to one of its consultants, it may only do so on a need to know basis and provided that such consultant agrees in writing to be bound to the terms of this Article 10 and gives LTS the right to enforce any breach of such an agreement.

10.4 Each receiving Party shall not use Confidential Information of the disclosing Party to contest or challenge any protected rights of, or applications for protection of rights by, the disclosing Party concerning such Confidential Information.

10.5 Permitted Uses and Disclosures.

(a) Performance of this Agreement. Each Party hereto may use Confidential Information of the other Party as is [***] necessary or to perform obligations hereunder or to exercise rights granted to it hereunder.

(b) Disclosure to certain Third Parties. NeurogesX may disclose Confidential Information of LTS to third parties in connection with sublicenses, strategic collaborations, equity or debt financing, IPO, merger, acquisition, changes of control or other similar transactions (“Transactions”), for the sole purposes of enabling such third parties to conduct such Transactions and/or any diligence in connection with such Transactions. In the case of Confidential Information comprising batch records, manufacturing instructions, details of the manufacturing process, specifications for materials, Transfer Price, quality audit reports and regulatory filings detailing manufacturing know-how and LTS patent applications, in each case relating to the Patch, prior to disclosing such Confidential Information of LTS to a third party as described in this Section 10.5(b), NeurogesX shall first obtain a written confidentiality agreement with such third party that is reasonable and customary for such Transaction or diligence, which specifies LTS as a third party beneficiary with respect to the Confidential Information of LTS disclosed to such third party.

(c) Legal Requirements or Governmental Filings. In addition, each Party may use and disclose Confidential Information of the other Party to the extent such use or disclosure is necessary in prosecuting or defending litigation in accordance with this Agreement, complying with applicable governmental laws, regulations, such as SEC regulations, or court order or otherwise submitting information to tax or other governmental authorities, in submissions to regulatory authorities, as a part of patent applications filed on inventions made under this Agreement, or as a part of health registration applications; provided that if a Party is required by

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law to make any such disclosure, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other Party of such disclosure and, save to the extent inappropriate in the case of patent applications or the like, will use Reasonable Commercial Efforts to secure confidential treatment of such information.

10.6 Confidential Terms/Publicity. Each Party agrees not to disclose to any third party the terms of this Agreement without the prior written consent of the other Party hereto, except each Party may disclose the terms of this Agreement (a) as required by securities or other applicable laws or regulations, such as SEC regulations or (b) to advisors, actual or potential investors, acquisition partners, Sublicensees, and others on a need to know basis; provided, however, that in the case of clause (b), prior to disclosing the Transfer Price for the Patches to a third party, NeurogesX shall first obtain a written confidentiality agreement with such third party that complies with Section 10.5(b) above.

10.7 Expiration or Termination of this Agreement. Upon any expiration or termination of this Agreement, each Party shall promptly return all Confidential Information of the other Party, provided however, that each Party may retain such Confidential Information as reasonably necessary to exercise rights hereunder or perform obligations hereunder that survive such expiration or termination, and each Party may retain one copy of the Confidential Information thereof in its legal files solely for archival purposes.

ARTICLE 11

TERM AND TERMINATION

11.1 Term. Unless terminated in accordance with this Article 11, this Agreement shall be in effect until ten (10) years after the first Calendar Quarter of delivery of Patches hereunder. The term shall be automatically renewed for additional two (2) year terms, unless terminated by either Party with two (2) years prior written notice.

11.2 Termination for Breach. Each Party shall have the right to terminate this Agreement upon written notice, in the event of the other Party’s (the “Breaching Party”) material breach hereof which is not cured within sixty (60) after notice specifying such breach. Notwithstanding the foregoing, in the event that within the sixty (60) day period after receiving a notice under this Section 11.2, the Breaching Party disputes in good faith that there has been a material breach, then such dispute shall be resolved in accordance with Section 12.1 below, and this Agreement shall not be terminated under this Section 11.2 until it has been finally determined in accordance with Section 12.1(b) below that the Breaching Party has materially breached this Agreement, and such Breaching Party fails to comply with this Agreement within sixty (60) days thereafter.

11.3 Termination due to Blocking Patents in a Country. Either Party shall have the right to terminate this Agreement with respect to a particular country upon written notice, in the event that a court of competent jurisdiction determines in a final non-appealable judgment, in a case involving one of the Parties or a Sublicensee of NeurogesX, that the manufacture or sale of the Patch in such country pursuant to this Agreement infringes a Blocking Patent. In the event a Party or a Sublicensee thereafter obtains a license with respect to such Blocking Patent in such country, or otherwise removes in the reasonable opinion of the other Party’s counsel the risk of infringing a Blocking Patent in such jurisdiction, the Parties shall discuss in good faith to resume their obligations (including the terms and conditions thereof) under this Agreement with respect to such country.

11.4 Other Termination.

(a) Failure Event. NeurogesX shall have the right to terminate this Agreement at any time in the case of a Failure Event (as defined in Section 6.4), provided that such Failure Event is due to LTS not employing [***] to supply Patches. In case NeurogesX purchases all its commercial requirements of Patches from a third party after a Failure Event, then LTS shall have the right to terminate the Agreement upon written notice. In case LTS declines the offer to supply NeurogesX’s requirements set forth in Section 6.4(e), either Party shall have the right to terminate the Agreement upon written notice.

(b) Termination upon Abandonment of the Patch. NeurogesX shall have the right to terminate this Agreement upon [***] months written notice in the event NeurogesX and its Sublicensees have abandoned development and commercialization of the Patch worldwide. In this case LTS may discuss with NeurogesX obtaining a license for its development and commercialization of the Patches on terms (financial and otherwise) to be mutually agreed; provided that neither Party shall be obligated to discuss such license for more than [***] and neither Party shall be obligated to agree to granting or accepting such license, nor any particular terms and conditions for such license.

11.5 Survival. Sections 3.2, 3.8 (to the extent necessary to comply with the other Party’s legal obligations after expiration or termination), 3.9 (with respect to Patches supplied by LTS to NeurogesX prior to such expiration or termination), 6.2, 6.4, 6.5, 7.1, 7.2, 7.4 and Articles 1, 8 (with respect to Patches delivered by LTS under this Agreement), 9 (with respect to Patches delivered by LTS under this Agreement), 10, 11 and 12 shall survive any expiration or termination of this Agreement. Except as set forth in this Section 11.5, all other sections of this Agreement shall terminate upon any expiration or termination of this Agreement.

(a) Accrued Liabilities. Termination of this Agreement for any reason shall not release either Party hereto from any liability which at the time of such termination has already accrued to the other Party.

(b) Backup Manufacturing License. In the event of termination of this Agreement by NeurogesX under Section 11.4(a) or 11.2 or by LTS under Section 11.4(a) or 11.3 any time after NeurogesX has the right to exercise its Backup License the following Sections shall survive (in addition to those described in Section 11.5 above), Sections 5.3 (as it relates to Section 6.4), 6.4, and 7.3 shall survive such termination. For clarity, an election to have this Agreement expire after a Failure Event shall be treated as a termination of this Agreement under Section 11.4(a) by either or both Parties. In any other termination or expiration of this Agreement, Section 7.3 shall survive only with respect to infringement occurring prior to such termination or expiration.

(c) Pending Orders. In the event of any termination or expiration of this Agreement other than termination under Section 11.2, 11.3 or 11.4(a), unless otherwise mutually agreed, all pending orders for the Patches shall be cancelled, and NeurogesX shall reimburse LTS for the

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

cost of Raw Materials and works-in-progress of Patches that cannot be used by LTS in the manufacture of products for its other clients, and such Raw Materials and works-in-progress shall be disposed of or transferred in accordance with NeurogesX’s instruction at NeurogesX’s expense. In the event of termination of this Agreement under Section 11.3 with respect to a country, unless otherwise mutually agreed, all pending orders for Patches specifically for such country shall be cancelled.

ARTICLE 12

MISCELLANEOUS

12.1 Dispute Resolution.

(a) Disputes. The Parties shall attempt in good faith to resolve promptly any dispute arising out of or relating to this Agreement by negotiation. If the matter cannot be resolved in the normal course of business, any interested Party shall give to the other Party written notice of any such dispute not resolved, after which the dispute shall be referred to the principal executive officers of both Parties or their designees who shall likewise attempt to resolve the dispute. If the dispute has not been resolved by negotiations within [***] days of such written notice, each Party may have the dispute arbitrated in accordance with Section 12.1(b) below.

(b) Arbitration. Any dispute or claim arising out of or in connection with this Agreement or the performance, breach or termination thereof, shall be finally settled by binding arbitration under the rules of arbitration of the International Chamber of Commerce by [***] appointed in accordance with said rules, unless the Parties have agreed to have only [***]. The decision and/or award rendered by the arbitrator(s) shall be written, final and non-appealable, and judgment on such decision and/or award may be entered in any court of competent jurisdiction. The arbitral proceedings and all pleadings and evidence shall be in the English language. Any evidence originally in a language other than English shall be submitted with an English translation accompanied by an original or true copy thereof. The place of arbitration shall be in [***]. The costs of any arbitration, including administrative fees and fees of the arbitrator(s), shall be shared equally by the Parties, unless otherwise determined by the arbitrator(s). Each Party shall bear the cost of its own attorneys’ and expert fees.

(c) THE UNDERSIGNED PARTIES ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED AND AFTER CONSULTING WITH COUNSEL, KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT AND ANY AGREEMENT CONNECTED THERETO.

12.2 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the [***], United States of America (including U.S. federal law), without regard to conflict of laws principles.

12.3 Assignment. Neither Party shall have the right to assign this Agreement or its rights hereunder without a prior written consent of the other Party; provided, however, that no

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

consent is required in connection with a sale or transfer of all or substantially all of the assets, securities or business of the assigning Party whether by sale, merger, operation of law, reincorporation or otherwise.

12.4 Independent Contractors. The relationship of LTS and NeurogesX established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between LTS and NeurogesX. Neither Party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Parties.

12.5 English Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall not be binding on the Parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

12.6 Force Majeure. Neither Party shall be responsible or liable to the other Party for, nor shall this Agreement be terminated as a result of, any failure to perform any of its obligations hereunder, if such failure results from circumstances beyond the control of such Party, including, without limitation, requisition by any government authority, the effect of any statute, ordinance or governmental order or regulation, wars, strikes, lockouts, riots, epidemic, disease, an act of God, civil commotion, fire, earthquake, storm, failure of public utilities, common carriers or supplies, or any other circumstances, whether or not similar to the above causes and whether or not foreseeable (each, a “Force Majeure”). The Parties shall use their Reasonable Commercial Efforts to avoid or remove any such cause and shall resume performance under this Agreement as soon as feasible whenever such cause is removed; provided, however, that the foregoing shall not be construed to require either Party to settle any dispute with any third party, to commence, continue or settle any litigation, or to incur any unusual or extraordinary expenses.

12.7 Notices. Any notice or other communication required by this Agreement shall be made in writing and given by prepaid, first class, certified mail, return receipt requested, and shall be deemed to have been given on the date received by the addressee at the following address or such other address as may from time to time be designated to the other Party in writing:

If to NeurogesX:	NeurogesX, Inc.
San Carlos Business Park,
981F Industrial Road,
San Carlos, CA 94070
United States of America
Attn: President

If to LTS:	LTS Lohmann Therapie-Systeme AG,
Lohmannstraße 2,
D-56626 Andernach,
Germany
Attn: General Counsel

12.8 Compliance with Law. Each Party shall comply with all applicable national and local laws and regulations in connection with its activities pursuant to this Agreement.

12.9 No Waiver. A waiver, express or implied, by either LTS or NeurogesX of any right under this Agreement or of any failure to perform or breach hereof by the other Party hereto shall not constitute or be deemed to be a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other Party, whether of a similar or dissimilar nature thereto.

12.10 Severability. If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement, and the remainder of this Agreement shall remain in full force and effect.

12.11 Entire Agreement. This Agreement and the Clinical Supply Agreement, together with their Exhibits, constitute the entire understanding and agreement between the Parties as of the Effective Date with respect to the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, representations, agreements, and understandings, written or oral, that the Parties may have reached with respect to the subject matter hereof. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of each of the Parties hereto. Upon execution of this Agreement, the Secrecy Agreement dated January 23, 2001 executed between LTS Lohmann Therapy-Systems Corp. and NeurogesX and Sections 6.2, 7.3, 8.3, and 8.4 and Article 11 of the Clinical Supply Agreement shall be terminated and shall be of no further force and effect. Except as amended or qualified in this Agreement, and except as inconsistent with the provisions of this Agreement, the Clinical Supply Agreement shall remain in full force and effect in accordance with its terms.

12.12 Article and Section Headings, Language and Construction. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement to “Articles,” “Sections” and “Exhibits” refer to the articles, sections and exhibits of this Agreement. The words “hereof,” “herein” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any subdivision contained in this Agreement. The words “include” and “including” when used herein are not exclusive and mean “include, without limitation” and “including, without limitation,” respectively. This Agreement has been negotiated by the Parties and their respective counsel. Accordingly, this Agreement will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party.

12.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement on the dates set forth below.

NeurogesX, Inc.		LTS Lohmann Therapie-Systeme AG

By:	/s/ Anthony DiTonno	By:	/s/ Marc Deuker
Name:	Anthony DiTonno	Name:	Marc Deuker
Title:	President and Chief Executive Officer	Title:	Head of Sales and Marketing

Date: 1-28-2207		Date: January 19th, 2007

Exhibits

Exhibit A:	Transfer Price
Exhibit B:	VR1-Ligands
Exhibit C:	Patch Specifications
Exhibit D:	Active Ingredient Specifications
Exhibit E:	Quality Assurance Agreement
Exhibit F:	LTS Liability Insurance
Exhibit G:	Maximum Capacity
Exhibit H:	List of Patents/Patent Applications
Exhibit I:	Stability Testing

EXHIBIT A

TRANSFER PRICE

The prices represent delivery in bulk, printing on front side of the pouch in [***] colours and lacquer and backside as random print in one colour.

Above [***] patches [***] : [***] / Patch

Above [***] patches [***] : [***] / Patch

Above [***] patches [***] : [***] / Patch

Above [***] patches [***] : [***] / Patch

Above [***] patches [***] : [***] / Patch

All prices are Ex Works Andernach plus prospective legal taxes.

The minimum quantity per label version is [***] pieces each.

Annual minimum volume: [***] Patches

Product description:

Patch Size: [***]

Consisting of: [***]

Coated with: [***]

Covered by: [***]

Punched: [***]

Packed in: [***]

Theoretical Batch size: [***] Patches based on mass preparation of [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

VR1-LIGANDS

[***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

PATCH SPECIFICATIONS

[Information in the Patch Specifications will be updated with information from final marketing approval including packaging information. Specifications will also include compliance with GMP and all applicable laws and regulations]

EXHIBIT D

ACTIVE INGREDIENT SPECIFICATIONS

[to be attached]

EXHIBIT E

QUALITY ASSURANCE AGREEMENT

[to be attached]

EXHIBIT F

LTS LIABILITY INSURANCE

Versicherungsbestätigung	Confirmation of Insurance
Art der Versicherung Betriebs-Haftpflichtversicherung inkl. Produkthaftpflicht (Grundvertrag)	Type of Cover General Liability, including products liability (Primary)

Summen-Anschlußversicherungen	Excess-Layers

Versicherungsschein Nr. [***]	Policy No. [***]

Versicherungenehmer	Named insured

LTS Lohmann Therapie-Systeme AGLohmannstr. 2 56623 Andernach

Versicherungsbeginn [***]	Inception [***]

Versicherungsablauf

[***] Uhr MEZ Der Verträge verlängern sich still-schweigend um ein Jahr, sofem diese nicht unter Einhaltung einer drei-monatigen

Kon-digungsfrist vor dem Ablauf von einem der Vertragspartelen schriftlich gekündigt werden.

Expiry [***] The policies will be automatically renewed for a further year, unless one of the contracting parties gives written notice three months before the date of expiration

Örtlicher Geltungsbereich [***]	Policy Territory [***]

Deckungssummen [***]	Limits of Indemnity [***]

Betriebshaftpflicht EUR 10.000.000,00 [***]	General Liability [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Rechts - und Gerichtsstand [***]	Governing Law and Jurisdiction . [***]

Hinweis [***]	Annotation [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Bestätigung der Versicherer: [***]	Confirmation of Insurer: [***]

XL Insurance Company Ltd. Direction of Germany München

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Bestätigung der Versicherer: [***]	Confirmation of Insurer: [***]
Gerling Allgemeine Versicherungs-AG Düsseldorf

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT G

MAXIMUM CAPACITY

The maximum capacity is [***] Patches per year.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT H

LIST OF PATENTS/PATENT APPLICATIONS

Mikroreservoirsystem

Familie:                    19930340

Country	EP	WO	File-No	Priority date	Patent-No	granted	Status
AR P			[***]	[***]	[***]		applied

AT P	EP	WO	[***]	[***]	[***]	12.03.03	granted

AU P		WO	[***]	[***]	[***]	11.11.04	granted

BE P	EP	WO	[***]	[***]	[***]	12.03.03	granted

BR P		WO	[***]	[***]	[***]		applied

CA P		WO	[***]	[***]	[***]		applied

CH P	EP	WO	[***]	[***]	[***]	12.03.03	granted

CN P		WO	[***]	[***]	[***]		applied

CZ P		WO	[***]	[***]	[***]		applied

DE P	EP	WO	[***]	[***]	[***]	12.03.03	granted

DK P	EP	WO	[***]	[***]	[***]	12.03.03	granted

EP P		WO	[***]	[***]	[***]	12.03.03	granted

ES P	EP	WO	[***]	[***]	[***]	12.03.03	granted

FI P	EP	WO	[***]	[***]	[***]	12.03.03	granted

FR P	EP	WO	[***]	[***]	[***]	12.03.03	granted

GB P	EP	WO	[***]	[***]	[***]	12.03.03	granted

GR P	EP	WO	[***]	[***]	[***]	12.03.03	granted

HK P		WO	[***]	[***]	[***]		applied

HU P		WO	[***]	[***]	[***]		applied

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IE P	EP	WO	[***]	[***]	[***]	12.03.03	granted

IL P		WO	[***]	[***]	[***]		applied

IN P		WO	[***]	[***]	[***]		applied

IT P	EP	WO	[***]	[***]	[***]	12.03.03	granted

JP P		WO	[***]	[***]	[***]		applied

KR P		WO	[***]	[***]	[***]		applied

LU P	EP	WO	[***]	[***]	[***]	12.03.03	granted

MX P		WO	[***]	[***]	[***]		applied

NL P	EP	WO	[***]	[***]	[***]	12.03.03	granted

NZ P		WO	[***]	[***]	[***]	06.10.03	granted

PH P			[***]	[***]	[***]		applied

PL P		WO	[***]	[***]	[***]		applied

PT P	EP	WO	[***]	[***]	[***]	12.03.03	granted

RU P		WO	[***]	[***]	[***]		applied

SE P	EP	WO	[***]	[***]	[***]	12.03.03	granted

TR P		WO	[***]	[***]	[***]	22.07.02	granted

TW P			[***]	[***]	[***]		applied

ZA P		WO	[***]	[***]	[***]	24.12.02	granted

DE P			[***]	[***]	[***]	13.06.02	granted

TW P			[***]	[***]	[***]		applied

US P		WO	[***]	[***]	[***]		applied

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Capsaicinpflaster

Familie:                    2003/103

Country	EP	WO	File-No	Priority date	Patent-No	granted	Status
WO P			[***]	[***]	[***]		applied

US P			[***]	[***]	[***]		applied

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT I

STABILITY TESTING PROGRAM

[To be completed and attached]